Exhibit 99.1

RENNOVA HEALTH, INC. OWNED HOSPITAL RECEIVES CRITICAL ACCESS HOSPITAL CERTIFICATION

WEST PALM BEACH, Fla. (December 3, 2021) – Rennova Health, Inc. (OTC: RNVA) today announced that the application by its hospital, Scott County Community Hospital, Inc. (DBA Big South Fork) in Oneida, TN, for designation as a Critical Access Hospital (CAH) has been approved by Centers for Medicare and Medicaid Services (CMS). The effective date of approval is retrospective to June 30, 2021.

CAH status means the hospital will be entitled to a cost-based reimbursement from Medicare, which has the potential to increase revenue. There are a number of benefits of CAH including that capital improvement costs are included in allowable costs for determining Medicare reimbursement. This special reimbursement that CAHs receive is intended to improve their financial performance and thereby maintain access to basic health care in rural areas by providing rural health networks and rural emergency medical services.

“We are delighted to be granted Critical Access Hospital Certification for this hospital,” said Seamus Lagan, CEO of Rennova Health. “The opportunity for increased revenue and reimbursement is a welcome boost to the facility for the needed service it provides to the local community.”

About Rennova Health, Inc.

Rennova owns rural hospitals and a physician’s office in Tennessee and a physician’s office in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com